Exhibit 99.1

           ADDING and REPLACING PAB Bankshares, Inc. Announces Record
                          Third Quarter 2005 Earnings


     VALDOSTA, Ga.--(BUSINESS WIRE)--Nov. 3, 2005--In BW6060 issued Nov. 3, 2005: Add after last table of release:

     The corrected release reads

     PAB BANKSHARES, INC. ANNOUNCES RECORD THIRD QUARTER 2005 EARNINGS

     PAB Bankshares, Inc. (NASDAQ: PABK), a $991 million Georgia and Florida community bank holding company, today announced its earnings for the third quarter of 2005. The Company's net income for the three months ended September 30, 2005 increased 71% to $3.5 million, or $0.36 per diluted share, when compared to $2.1 million, or $0.21 per diluted share, for the same period in 2004. "We are pleased to report another quarter of record earnings for the Company. These results reflect the hard work and dedication of our employees, an economic environment that continued to be favorable in our markets, and a continued increase in interest rates," stated President and CEO, M. Burke Welsh, Jr.
     The Company's return on average assets ("ROA") was 1.43% and its return on average equity ("ROE") was 16.12% for the three months ended September 30, 2005, both an improvement compared to a 1.06% ROA and a 10.29% ROE for the same period in 2004. The Company reported a 4.45% net interest margin for the third quarter of 2005, a 10 basis point improvement compared to the 4.35% net interest margin for the same period in 2004. However, the spread between the average yield on the Company's earning assets and the average rate paid for its interest-bearing funds decreased by 4 basis points to 4.00% for the quarter compared to a 4.04% spread recorded for the same period in 2004.
     For the nine months ended September 30, 2005, the Company reported net income of $9.1 million, or $0.94 per diluted share, a 45% increase when compared to the $6.3 million, or $0.65 per diluted share, reported for the first nine months of 2004. The earnings for the nine months ended September 30, 2005, produced a 1.31% ROA and a 14.43% ROE, also an improvement over the 1.13% ROA and 10.70% ROE reported for the same period in 2004.

     Strong Organic Balance Sheet Growth

     In addition to the record earnings, the Company reported another quarter of double-digit asset and deposit growth. For the third quarter of 2005, the Company's total assets increased $57 million, or 24% on an annualized basis, to $991 million, and its total deposits increased nearly $61 million, or 33% on an annualized basis, to $788 million. Over the trailing twelve months, total assets have increased $194 million, or 24%, and total deposits have increased nearly $212 million, or 37%.
     Loan growth continued in the third quarter because of demand for loans to customers in our markets to construct residential and commercial properties and to acquire land for development. For the quarter, total construction and development lending increased nearly $29 million, or 50% on an annualized basis, to $257.5 million. Construction and development loans represented approximately 35% of the Company's total loan portfolio as of September 30, 2005. "Given this concentration in construction and development loans, we actively monitor our markets for changes in real estate market conditions, and we will periodically adjust our strategies or underwriting requirements accordingly in an effort to manage the risks associated with this type of specialized lending," stated Welsh.
     With the strong loan demand, the Company commenced a campaign to increase deposits during the latter part of the third quarter of 2004. The Company increased its promotion efforts and became more aggressive on pricing selected deposit products in various markets to achieve its deposit goals. "Although we faced strong competitive pressures and rising interest rates, we increased our market share in several of our markets and we added over 1,300 households to our customer base over the past twelve months. That is a 4.2% increase in the number of households in our markets that utilize our deposit products and services," stated Welsh. As a result of the in-market deposit growth, the Company has been able to reduce its reliance on brokered deposits and other borrowings to fund its loan growth. Since the fourth quarter of 2004, when the Company acquired $30 million in brokered deposits and borrowed nearly $12 million in FHLB advances to fund loan growth in excess of deposit growth, the Company has only added $4 million in brokered deposits and has repaid almost $9 million in FHLB advances.

     Solid Asset Quality

     Due primarily to the continued growth in construction and development loans, the heightened concentration risk within this category, and other economic environmental factors, including the effects of the 2005 hurricane season, the Company added $275,000 to the allowance for loan losses this quarter. The Company recorded no provision for loan losses in the third quarter of 2004.
     As of September 30, 2005, the Company reported total nonperforming assets of $7.5 million, or 0.76% of total assets, a $4.0 million increase compared to the Company's total nonperforming assets of $3.5 million, or 0.40% of total assets, as of December 31, 2004. During the first quarter of 2005, the Company placed a commercial real estate loan relationship on nonaccrual status that, as of September 30, 2005, had an outstanding principal balance equal to $6.8 million, or 91% of the Company's total nonperforming assets. "We believe that the value of the collateral securing the loans with this relationship is adequate, and we are working with a receiver and the borrower to market the collateral in an effort to repay those loans," noted Welsh.
     The Company reported $32,000 in net recoveries of prior loan losses during the quarter, increasing the level of net recoveries recorded for the nine months ended September 30, 2005 to $812,000, resulting in an annualized -0.16% ratio of net losses to average loans for the year to date, compared to a 0.14% net loss ratio for the same period in 2004.

     Move to NASDAQ

     On November 1, 2005, the Company's common stock began trading on the NASDAQ National Market using the symbol PABK. The Company's common stock had previously traded on the American Stock Exchange under the symbol PAB since July 9, 1996. "We are appreciative of our associates at FTN Midwest, Morgan Keegan, Sandler O'Neill, and SunTrust Robinson Humphrey for agreeing to make a market in our stock upon our initial transition from AMEX," stated Welsh. "We believe that our move to NASDAQ will provide more visibility for our company and more liquidity in our stock for our shareholders."

     Conference Call

     The Company will host a conference call and webcast to allow the public the opportunity to listen to management discuss the Company's quarterly results at 10:00 AM EST on Friday, November 4, 2005. Members of the news media, investors and the general public are invited to access the live webcast of the conference call via the Company's website at www.pabbankshares.com. A link to the webcast is posted on the "Corporate Profile" page in the "Investor Relations" section of the Company's website. Participants may also access the live conference call by dialing (toll free) 877-407-8031 or (direct) 201-689-8031. Shortly following the call and at any time thereafter up until December 4, 2005, listeners may access an archived version of the webcast at the "Investor Relations" section of the Company's website.

     About PAB

     The Company's sole operating subsidiary is The Park Avenue Bank headquartered in Valdosta, Georgia. The Bank operates 17 branch offices and three loan production offices in Adel, Athens, Atlanta, Bainbridge, Baxley, Cairo, Hazlehurst, McDonough, Oakwood, Statesboro, Stockbridge, and Valdosta, Georgia, and in Ocala and St. Augustine, Florida. The Company's common stock is traded on the NASDAQ National Market under the symbol "PABK". More information on the Company is available on the Internet at www.pabbankshares.com. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com.

     Note to Investors

     Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings, stock performance, asset quality, and projected growth, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; and (9) economic, governmental or other factors may prevent the projected population and commercial growth in the counties and cities in which we operate. The Company undertakes no obligation to revise these statements following the date of this press release.

     (Financial Tables Follow)



PAB BANKSHARES, INC.                   Period Ended
                    --------------------------------------------------
SELECTED QUARTERLY
 FINANCIAL DATA      09/30/05  06/30/05  03/31/05  12/31/04  09/30/04
----------------------------------------------------------------------
(Dollars in thousands except
 per share and other data)
Summary of
 Operations:
Interest income       $15,783   $14,180   $12,467   $11,129   $10,328
Interest expense        5,556     4,581     3,894     3,201     2,611
----------------------------------------------------------------------
  Net interest
   income              10,227     9,599     8,573     7,928     7,717
----------------------------------------------------------------------
Provision for loan
 losses                   275       153       460       600         -
Other income            1,570     1,458     1,347     1,434     1,614
Other expense           6,259     6,228     5,765     5,429     6,287
----------------------------------------------------------------------
  Income before
   income tax
   expense              5,263     4,676     3,695     3,333     3,044
Income tax expense      1,745     1,549     1,216     1,122       983
----------------------------------------------------------------------
  Net income           $3,518    $3,127    $2,479    $2,211    $2,061
======================================================================
Net interest income
 on a tax-equivalent
 basis                $10,284    $9,648    $8,615    $7,971    $7,760
Per Share Ratios:
Net income - basic      $0.37     $0.33     $0.26     $0.23     $0.21
Net income - diluted     0.36      0.32      0.26      0.23      0.21
Dividends declared
 for period              0.12      0.12      0.11      0.10      0.10
Dividend payout
 ratio                  32.52%    36.57%    42.27%    42.95%    46.10%
Book value at end of
 period                 $9.15     $8.87     $8.65     $8.53     $8.46
Common Share Data:
Outstanding at
 period end         9,534,408 9,528,508 9,525,428 9,495,320 9,500,720
Weighted average
 outstanding during
 period             9,530,712 9,526,343 9,498,988 9,492,103 9,491,439
Diluted weighted
 average outstanding
 during period      9,709,819 9,671,945 9,648,630 9,629,082 9,608,360
Selected Average
 Balances:
Total assets         $974,747  $918,643  $892,189  $825,617  $770,782
Earning assets        916,001   861,462   833,451   763,829   710,407
Loans                 722,410   693,433   665,750   616,191   572,102
Deposits              764,068   712,193   683,828   616,614   572,119
Stockholders' equity   86,596    84,245    82,657    81,795    79,710
Selected Period End
 Balances:
Total assets         $991,111  $933,747  $907,131  $868,975  $797,098
Earning assets        932,491   872,380   854,721   808,886   735,072
Loans                 731,545   719,634   679,608   646,149   600,450
Allowance for loan
 losses                10,768    10,460     9,867     9,066     9,562
Deposits              787,664   726,921   701,041   657,550   575,775
Stockholders' equity   87,208    84,560    81,586    81,000    80,370
Tier 1 regulatory
 capital               91,410    88,969    86,961    85,465    84,307
Performance Ratios:
Return on average
 assets                  1.43%     1.37%     1.13%     1.07%     1.06%
Return on average
 stockholders'
 equity                 16.12%    14.89%    12.16%    10.75%    10.29%
Net interest margin      4.45%     4.49%     4.19%     4.15%     4.35%
Efficiency ratio
 (excluding the
 following items):      52.80%    55.97%    57.85%    57.06%    67.16%
    Securities gains
     (losses)
     included in
     other income          $-        (1)        -        (1)        6
    Other gains
     (losses)
     included in
     other income          (1)      (19)       (3)     (109)        7
Selected Asset
 Quality Factors:
Nonaccrual loans       $7,446    $7,534    $6,531    $1,417    $3,857
Loans 90 days or
 more past due and
 still accruing            20         9         6        11        10
Other impaired loans
 (troubled-debt
 restructurings)            -         -         -     2,045     2,170
Other real estate
 and repossessions         38         2         1        30     4,310
Asset Quality
 Ratios:
Net charge-offs to
 average loans
 (annualized YTD)       -0.16%    -0.23%    -0.21%     0.29%     0.14%
Nonperforming loans
 to total loans          1.02%     1.05%     0.96%     0.54%     1.00%
Nonperforming assets
 to total assets         0.76%     0.81%     0.72%     0.40%     1.30%
Allowance for loan
 losses to total
 loans                   1.47%     1.45%     1.45%     1.40%     1.59%
Allowance for loan
 losses to
 nonperforming loans   144.22%   138.66%   150.95%   261.04%   158.66%
Other Selected
 Ratios and
 Nonfinancial Data:
Average loans to
 average earning
 assets                 78.87%    80.49%    79.88%    80.67%    80.53%
Average loans to
 average deposits       94.55%    97.37%    97.36%    99.93%   100.00%
Average
 stockholders'
 equity to average
 assets                  8.88%     9.17%     9.26%     9.91%    10.34%
Full-time equivalent
 employees                293       291       287       277       274
Bank branch offices        17        17        17        17        17
Bank loan production
 offices                    3         3         2         2         2
Bank ATMs                  18        18        17        17        17

PAB BANKSHARES, INC.                   Period Ended
                    --------------------------------------------------
SELECTED YEAR-TO-
 DATE FINANCIAL DATA 09/30/05  06/30/05  03/31/05  12/31/04  09/30/04
----------------------------------------------------------------------
(Dollars in thousands except
 per share and other data)
Summary of
 Operations:
Interest income       $42,431   $26,647   $12,467   $40,597   $29,467
Interest expense       14,031     8,474     3,894    10,624     7,422
----------------------------------------------------------------------
  Net interest
   income              28,400    18,173     8,573    29,973    22,045
----------------------------------------------------------------------
Provision for loan
 losses                   889       614       460       600         -
Other income            4,375     2,805     1,347     6,344     4,910
Other expense          18,252    11,993     5,765    23,055    17,626
----------------------------------------------------------------------
  Income before
   income tax
   expense             13,634     8,371     3,695    12,662     9,329
Income tax expense      4,510     2,765     1,216     4,144     3,022
----------------------------------------------------------------------
  Net income           $9,124    $5,606    $2,479    $8,518    $6,307
======================================================================
Net interest income
 on a tax-equivalent
 basis                $28,547   $18,263    $8,615   $30,148   $22,177
Per Share Ratios:
Net income - basic      $0.96     $0.59     $0.26     $0.89     $0.66
Net income - diluted     0.94      0.58      0.26      0.88      0.65
Dividends declared
 for the period          0.35      0.23      0.11      0.34      0.24
Dividend payout
 ratio                  36.55%    39.09%    42.27%    37.93%    36.18%
Common Share Data:
Weighted average
 outstanding during
 period             9,518,797 9,512,741 9,498,988 9,499,709 9,502,263
Diluted weighted
 average outstanding
 during period      9,679,974 9,660,612 9,648,630 9,642,065 9,646,383
Selected Average
 Balances:
Total assets         $928,587  $905,124  $892,189  $765,015  $746,485
Earning assets        870,607   847,534   833,451   704,345   686,269
Loans                 694,072   679,668   665,750   569,858   556,197
Deposits              720,324   698,089   683,828   575,767   563,871
Stockholders' equity   84,514    83,456    82,657    79,499    78,727
Performance Ratios:
Return on average
 assets                  1.31%     1.25%     1.13%     1.11%     1.13%
Return on average
 stockholders'
 equity                 14.43%    13.55%    12.16%    10.71%    10.70%
Net interest margin      4.38%     4.35%     4.19%     4.28%     4.32%
Efficiency ratio
 (excluding the
 following items):      55.40%    56.86%    57.85%    63.18%    65.64%
    Securities gains
     (losses)
     included in
     other income         $(1)       (1)        -         5         6
    Other gains
     (losses)
     included in
     other income         (23)      (22)       (3)      119       227
Other Selected
 Ratios:
Average loans to
 average earning
 assets                 79.72%    80.19%    79.88%    80.91%    81.05%
Average loans to
 average deposits       96.36%    97.36%    97.36%    98.97%    98.64%
Average
 stockholders'
 equity to average
 assets                  9.10%     9.22%     9.26%    10.39%    10.55%




PAB BANKSHARES, INC.                     Period Ended
                         ---------------------------------------------
QUARTER END BALANCE SHEET
 DATA                    09/30/05 06/30/05 03/31/05 12/31/04 09/30/04
----------------------------------------------------------------------
(Interim periods are unaudited -
 Dollars in thousands)
ASSETS
Cash and due from banks   $20,720  $24,372  $17,200  $22,977  $20,484
Interest-bearing deposits
 in other banks             3,163    5,836   16,320      985      577
Federal funds sold         49,492   12,070   31,712   32,616        -
Investment securities     148,226  134,461  125,241  128,684  134,393

Loan portfolio:
Commercial and financial   55,536   60,127   54,512   59,703   54,472
Agricultural (including
 loans secured by
 farmland)                 45,759   32,475   27,237   26,704   30,076
Real estate -
 construction             257,522  228,539  198,815  166,854  142,744
Real estate - mortgage
 (commercial)             206,910  227,079  232,672  226,449  199,158
Real estate - mortgage
 (residential)            145,395  151,033  147,508  148,773  152,389
Installment loans to
 individuals and other
 loans                     22,239   22,663   20,585   19,552   22,366
                         ---------------------------------------------
                          733,361  721,916  681,329  648,035  601,205
Deferred loan fees and
 unearned interest, net    (1,816)  (2,282)  (1,721)  (1,886)    (755)
                         ---------------------------------------------
Total loans               731,545  719,634  679,608  646,149  600,450
Allowance for loan losses (10,768) (10,460)  (9,867)  (9,067)  (9,562)
                         ---------------------------------------------
        Net loans         720,777  709,174  669,741  637,082  590,888
                         ---------------------------------------------

Premises and equipment,
 net                       18,395   18,380   18,500   18,812   19,247
Goodwill                    5,985    5,985    5,985    5,985    5,985
Cash value of bank-owned
 life insurance policies   10,983   10,900   10,817   10,737   10,652
Foreclosed assets              38        2        1       30    4,310
Other assets               13,332   12,567   11,614   11,067   10,562
                         ---------------------------------------------

        Total assets     $991,111 $933,747 $907,131 $868,975 $797,098
                         =============================================

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing
   demand                $101,964 $108,815 $104,634  $99,628  $94,765
  Interest-bearing demand
   and savings            261,874  234,815  246,973  224,836  217,878
  Time                    423,826  383,291  349,434  333,086  263,132
                         ---------------------------------------------
        Total deposits    787,664  726,921  701,041  657,550  575,775
                         ---------------------------------------------

Federal funds purchased
 and repurchase
 agreements                 7,517    6,305    8,412   14,168   36,394
Advances from the Federal
 Home Loan Bank of
 Atlanta                   90,243   98,391   98,738   99,001   87,266
Trust preferred
 securities                10,310   10,310   10,310   10,310   10,310
Other liabilities           8,169    7,260    7,044    6,946    6,983
                         ---------------------------------------------
        Total liabilities 903,903  849,187  825,545  787,975  716,728
                         ---------------------------------------------

Stockholders' equity       87,208   84,560   81,586   81,000   80,370
                         ---------------------------------------------

        Total liabilities
         and
         stockholders'
         equity          $991,111 $933,747 $907,131 $868,975 $797,098
                         =============================================




PAB BANKSHARES, INC.                     Period Ended
                         ---------------------------------------------
QUARTERLY INCOME
 STATEMENT DATA          09/30/05 06/30/05 03/31/05 12/31/04 09/30/04
----------------------------------------------------------------------
(Interim periods are unaudited -
 Dollars in thousands)
Interest income
Interest and fees on
 loans                    $13,811  $12,473  $10,837   $9,605   $8,879
Interest and dividends on
 investment securities:
  Taxable                   1,375    1,330    1,297    1,361    1,345
  Nontaxable                  110       93       82       84       84
Other interest income         487      284      251       79       20
                         ---------------------------------------------
        Total interest
         income            15,783   14,180   12,467   11,129   10,328
                         ---------------------------------------------

Interest expense
Interest on deposits        4,511    3,605    3,013    2,400    1,943
Interest on Federal Home
 Loan Bank advances           817      769      683      575      431
Interest on other
 borrowings                   228      207      198      226      237
                         ---------------------------------------------
        Total interest
         expense            5,556    4,581    3,894    3,201    2,611
                         ---------------------------------------------

        Net interest
         income            10,227    9,599    8,573    7,928    7,717

Provision for loan losses     275      153      460      600        -
                         ---------------------------------------------
        Net interest
         income after
         provision for
         loan losses        9,952    9,446    8,113    7,328    7,717
                         ---------------------------------------------

Other income
Service charges on
 deposit accounts           1,069    1,019      922    1,100    1,158
Other fee income              367      302      301      310      307
Securities transactions,
 net                            -       (1)       -       (1)       6
Other noninterest income      134      138      124       25      143
                         ---------------------------------------------
        Total other
         income             1,570    1,458    1,347    1,434    1,614
                         ---------------------------------------------

Other expenses
Salaries and employee
 benefits                   3,828    3,886    3,490    3,019    4,140
Occupancy expense of
 premises                     496      488      469      485      491
Furniture and equipment
 expense                      536      527      503      509      532
Other noninterest expense   1,399    1,327    1,303    1,416    1,124
                         ---------------------------------------------
        Total other
         expenses           6,259    6,228    5,765    5,429    6,287
                         ---------------------------------------------

        Income before
         income tax
         expense            5,263    4,676    3,695    3,333    3,044
Income tax expense          1,745    1,549    1,216    1,122      983
                         ---------------------------------------------

        Net income         $3,518   $3,127   $2,479   $2,211   $2,061
                         =============================================

Earnings per common share
  Basic                     $0.37    $0.33    $0.26    $0.23    $0.21
                         =============================================
  Diluted                   $0.36    $0.32    $0.26    $0.23    $0.21
                         =============================================



PAB BANKSHARES, INC.
MARKET-LEVEL LOAN AND
 DEPOSIT SUMMARY            South    North
AS OF SEPTEMBER 30, 2005   Georgia  Georgia  Florida Treasury  Total
----------------------------------------------------------------------
(Unaudited - Dollars in
 thousands)
LOANS
Commercial and financial   $34,925  $10,281   $8,649  $1,681  $55,536
Agricultural (including
 loans secured by
 farmland)                  40,950    3,866      943       -   45,759
Real estate - construction  39,508  184,696   32,222   1,096  257,522
Real estate - mortgage
 (commercial)               78,353  106,960    7,758  13,839  206,910
Real estate - mortgage
 (residential)             106,868   31,311    4,950   2,266  145,395
Installment loans to
 individuals and other
 loans                      19,148    1,963      311     817   22,239
                          --------------------------------------------
                           319,752  339,077   54,833  19,699  733,361
Deferred loan fees and
 unearned interest, net        (79)    (811)    (917)     (9)  (1,816)
                          --------------------------------------------
Total loans               $319,673 $338,266  $53,916 $19,690 $731,545
                          ============================================

DEPOSITS
Noninterest-bearing demand $78,081  $12,846   $7,424  $3,613 $101,964
Interest-bearing demand
 and savings               201,354   32,416   27,076   1,027  261,873
Time                       237,407   47,911   87,751  50,758  423,827
                          --------------------------------------------
Total deposits            $516,842  $93,173 $122,251 $55,398 $787,664
                          ============================================



    CONTACT: PAB Bankshares
             Donald J. "Jay" Torbert, Jr., 229-241-2775, ext. 266
             jayt@parkavebank.com